                                                                    EXHIBIT 10.3

                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT (referred to herein as "THIS AGREEMENT"), dated as of January 1, 2003, between OHIO COATINGS COMPANY, a corporation existing under the laws of Ohio (referred to herein as "OCC") and NIPPON STEEL TRADING AMERICA, INC. (also known as Nittetsu Shoji America, Inc.), a corporation organized under the laws of the State of California (referred to herein as "NSA") and, as expressly limited by Paragraph 15 hereof, WHEELING-PITTSBURGH STEEL CORPORATION, organized and existing under the laws of the State of Delaware (referred to herein as "WPSC").

                              W I T N E S S E T H:

         WHEREAS, OCC is engaged in the business of manufacturing for resale of "Tin Mill Products" (as that term is hereinafter defined); and

         WHEREAS, WPSC is currently the sole distributor of OCC products and NSA is the sole distributor of Tin Mill Products for WPSC with respect to sale of products to certain customers; and

         WHEREAS, WPSC desires to release NSA from its distributorship obligations to WPSC pursuant to the terms hereof and for OCC to engage NSA as a distributor of Tin Mill Products to said customers, and to others; and

         WHEREAS, OCC desires to sell OCC Tin Mill Products to NSA for resale to said customers of NSA, and NSA desires to buy the same pursuant to the terms and conditions provided herein.

         NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereby agree as follows:

                  1.       DEFINITIONS

                  1.1 "Customer" or "Customers" shall mean those customers for purchase of Tin Mill Products manufactured by OCC who are:

                  (a) Those Specified Accounts identified by name or territory on EXHIBIT A attached hereto;

                  (b) Additional customers for Tin Mill Products assigned to NSA pursuant to Section 5(d) of this Agreement; and

                  (c) Those customers on Spot Orders by NSA accepted by OCC and not previously assigned by OCC to other distributors or sales agents, for purposes of those specific Spot Orders only.

         1.2      "Effective Date" shall mean March 1, 2003.

         1.3 "Export Customers" shall mean those customers whose principal facilities are located outside of the United States of America, but Export Customers shall not mean the companies listed on EXHIBIT A hereto and/or domestic Customers who purchase Tin Mill Products for delivery to and use at facilities located outside of the United States.

         1.4 "First Period" shall mean the period in each calendar year during the term of this Agreement from January 1st of each year through March 31st.

         1.5 "Invoice" shall mean OCC's invoice sent to NSA with respect to a Purchase Order.

         1.6 "Initial Term" shall have the meaning set forth in Section 3(a) of this Agreement.

         1.7      "Nominated Quantities" shall have the meaning set forth in
Section 2.3(a), 2.5 and Section 4 of this Agreement.

         1.8 "OCC Aggregate Prime Gross Margin" for a Period, shall be a percentage computed by multiplying 100% by a fraction the numerator of which shall be all proceeds of sales by NSA of Nominated Quantities of prime OCC Tin Mill Products during such period, minus the purchase price of the corresponding goods paid by NSA to OCC, and the denominator of which shall be all proceeds of sales by NSA of Nominated Quantities of prime OCC Tin Mill Products during such Period. The "OCC Aggregate Prime Gross Margin" shall not include sale proceeds or costs resulting from Spot Orders, sales of Secondary OCC Tin Mill Products to Customers, sales of Tin Mill Products to Export Customers or Toll Coat Orders.

         1.9 "OCC Aggregate Secondary Gross Margin" for a Period, shall be a percentage computed by multiplying 100% by a fraction the numerator of which shall be all proceeds of sales by NSA of

Secondary OCC Tin Mill Products during such period, minus the purchase price of the corresponding goods paid by NSA to OCC, and the denominator of which shall be all proceeds of sales by NSA of Secondary Tin Mill Products during such Period. The "OCC Aggregate Secondary Gross Margin" shall not include sale proceeds or costs resulting from Spot Orders, sales of prime OCC Tin Mill Products to Customers, sales of Tin Mill Products to Export Customers or Toll Coat Orders.

         1.10 "Order Acknowledgement" shall mean OCC's written or electronic acceptance of a Purchase Order, howsoever labeled.

         1.11 "Period" shall mean either the First Period or the Second Period, as applicable.

         1.12 "Plant" shall mean OCC's tin mill production facility in Yorkville, Ohio.

         1.13 "Prime Production Capacity" shall mean the practical capability of the Plant to produce prime Tin Mill Products expressed as a rate in tons per year.

         1.14     "Production Forecast" shall have the meaning set forth in
Section 2.5 of this Agreement.

         1.15 "Purchase Order" shall mean any written order for purchase of Tin Mill Products submitted by NSA to OCC, howsoever labeled. However, the written notification by NSA of Nominated Quantities shall not constitute a Purchase Order.

         1.16     "Purchase Forecast" shall have the meaning set forth in
Section 2.5 of this Agreement.

         1.17 "Second Period" shall mean the period in each calendar year during the term of this Agreement from April 1st of each year through December 31st.

         1.18 "Secondary OCC Tin Mill Products" shall mean Tin Mill Products produced by OCC to satisfy customer orders and which do not conform to the Specifications for such customer orders.

         1.19 "Specifications" shall mean the specifications attached to each Purchase Order according to which OCC shall produce Tin Mill Products for sale to NSA (provided that OCC has accepted the Purchase Order with an Order Acknowledgement), which may include quality requirements for Substrate.

         1.20 "Specified Accounts" shall mean those customers identified by name or territory on EXHIBIT A attached hereto.

         1.21 "Spot Orders" shall mean any order of Tin Mill Products placed by NSA which is not included in any of NSA's Purchase Forecasts delivered to OCC pursuant to Section 2.5 below, and which is in excess of the Nominated Quantity of Tin Mill Products for any calendar year. Without limitation, "Spot Orders" shall include orders solicited for sale of Secondary OCC Tin Mill Products to Export Customers.

         1.22 "Substrate" shall mean the raw materials from which OCC produces Tin Mill Products.

         1.23 "Tin Mill Products" shall mean the product(s) manufactured by OCC by the process of coating Substrate. OCC will produce Tin Mill Products within the ranges specified in EXHIBIT C.

         1.24 "Trademarks" shall mean, collectively, the trademarks or tradenames owned, or which will be owned, by OCC and licensed for use by its distributors or sales agents in the sale of Tin Mill Products, as listed on EXHIBIT B attached hereto and made a part hereof, or as OCC may supplement by giving notice of any revised EXHIBIT B from time to time.

         2.       SALE AND PURCHASE OF TIN MILL PRODUCTS

         2.1 Distributorship: OCC hereby appoints NSA to be its authorized, independent exclusive distributor of Tin Mill Products with respect to any orders for such Tin Mill Products originating from those Specified Accounts listed in EXHIBIT A, attached hereto and to those additional customers (or geographical areas) hereafter designated by OCC, in writing or otherwise pursuant to this Agreement, including, without limitation, customers on orders accepted by OCC from any such customers not listed on EXHIBIT A. NSA shall also have the exclusive right to sell to NSA Customers Secondary OCC Tin Mill Products produced as the result of orders to OCC placed by NSA for two (2) weeks after OCC notifies NSA of the availability, specifications and quantity of such Secondary OCC Tin Mill Products. After the expiration of said two (2) week time period, OCC retains the right to sell the Secondary OCC Tin Mill Products produced as the result of orders to OCC placed by NSA for NSA's Customers.

         NSA shall have the exclusive right to sell Tin Mill Products to "EXPORT CUSTOMERS," provided that such orders are accepted by OCC and are submitted by NSA to OCC during the period from

December 1st through August 31" of the next year. OCC retains the right to solicit orders pursuant to said "EXPORT CUSTOMERS" as it sees fit from September 1st to November 30th of each year.

         2.2 Sale By OCC and Purchase of Tin Mill Products by NSA. NSA shall solicit sales of Tin Mill Products to Customers and shall submit Purchase Orders to OCC for Tin Mill Products ordered by Customers. OCC shall sell to NSA, and NSA shall purchase, on a commercially reasonable best efforts basis, Tin Mill Products pursuant to the terms and conditions described below and in the Purchase Orders and Order Acknowledgements for such orders. OCC acknowledges that NSA is purchasing Tin Mill Products for resale to its Customers. NSA shall have the exclusive right to invoice its Customers and to collect all accounts receivable owing by Customers for Tin Mill Products delivered.

         2.3      Quantities.

                  (a) Nominated Quantities: NSA shall have the right to purchase from OCC approximately seventy percent (70%) of the Plant's entire production of prime Tin Mill Products ("ANNUAL PRIME PRODUCTION OF OCC TIN MILL PRODUCTS") for each calendar year during the term of this Agreement, which quantities shall be nominated in accordance with Section 2.5 ("NOMINATED QUANTITIES"), for resale to Customers under Section 1.1(a) and (b). Notwithstanding the foregoing, OCC may, in its sole discretion, permit NSA to nominate and to sell quantities of prime Tin Mill Products in any year in excess of the foregoing maximum limits to satisfy orders solicited by NSA from Customers. OCC may, at its sole discretion, permit itself or others, to sell excess quantities of Tin Mill Products set forth in OCC's Production Forecast in any period that NSA fails to nominate its targeted 70% of Annual Prime Production of OCC Tin Mill Products.

                  (b) Spot Orders: In addition to the Nominated Quantities described in 2.3(a), NSA shall have the right to request Spot Orders for purchases of additional Tin Mill Products from OCC, which OCC may accept in its sole discretion in accordance with Sections 2.3(b), 2.6(b) and 2.7(b) below.

                  (c) Toll Coating: This Agreement does not grant NSA any exclusivity rights to solicit toll coating orders ("TOLL COAT ORDERS") from Customers or govern the rights and obligations of the parties with respect to Toll Coat Orders. Unless otherwise agreed by the parties, all Toll Coat Orders will be handled directly by OCC on a case-by-case basis. NSA may solicit Toll Coat Orders from its Customers, but OCC reserves the right to reject any such order. Any fee to NSA for Toll Coat Orders accepted by OCC will be determined by agreement of NSA and OCC on a case-by-case basis.

         2.4 Quality. OCC shall use its commercially reasonable best efforts to produce quality Tin Mill Products in accordance with NSA Specifications. To the extent that NSA specifies Substrate quality requirements in orders accepted by OCC, OCC shall use commercially reasonable efforts to achieve such quality requirements by the most cost effective means. NSA acknowledges that OCC, in its sole judgement, reserves the right to use any Substrate source it deems acceptable. If OCC agrees to procurement of Substrate from a NSA recommended Substrate supplier in advance (and in writing), OCC will use that Substrate. Failure of OCC Tin Mill Products to satisfy Specifications which have been accepted by OCC in an Order Acknowledgement as the result of Substrate quality deficiencies shall be subject to the warranties and indemnifications to NSA set forth in this Agreement.

         2.5 Forecasts. NSA shall prepare and deliver to OCC its good faith forecasts for quantities of Tin Mill Products to be purchased from NSA by Customers under Sections 1.1(a) and 1.1(b) of this Agreement during the First Period and the Second Period (individually and collectively referred to as a "PERIOD") of each calendar year (referred to herein as the "PURCHASE FORECAST"), commencing with the first Purchase Forecast on or before January 1, 2003 for the Second Period commencing on April 1, 2003. Each subsequent Purchase Forecast shall be submitted at least 90 days prior to each subsequent Period during the term of this Agreement. Each Purchase Forecast shall reasonably estimate quantities, gauges, product mix and anticipated shipment dates for each such Period. OCC shall collect from its customers and any other distributors or sales agents all Purchase Forecasts, evaluate them and develop an annual Production Forecast ("PRODUCTION FORECAST") based on OCC's reasonable business judgment of market conditions and Plant capabilities.

         From the Production Forecast NSA may submit the Nominated Quantities of Tin Mill Products (subject to the purchase options described in Section 2.3) which it expects to purchase for the next such

Period for resale to Customers under Sections 1.1 (a) and (b) of this Agreement. The Nominated Quantities will be specified by gauge, product mix and expected shipment dates for each Period.

         NSA will submit quantity updates every two weeks. NSA may revise its annual Purchase Forecast or the annual Nominated Quantities on a quarterly basis. Any such revisions shall be submitted to OCC at least 60 days prior to the beginning of each calendar quarter. NSA may request OCC in its discretion to make revisions to its Production Forecast based on its reasonable business judgment, taking into consideration the customers', distributors' and sales agents' revisions to Purchase Forecasts and/or Nominated Quantities, then current market conditions and/or Plant capabilities. Revisions to Purchase Forecasts, Nominated Quantities or Production Forecasts shall not alter the obligations of the parties for specific orders agreed upon by the parties prior to such revision.

         2.6      Prices, Rebates and Adjustments.

                  (a)      Prices - Nominated Quantities: Based on

                  (i)      the Purchase Forecasts received from NSA pursuant to
                           Section 2.5 above aggregated with those from OCC's other distributors, sales agents and customers;

                  (ii)     the Specifications;

                  (iii)    the volume and mix of Tin Mill Products;

                  (iv)     the Plant capabilities; and

                  (v) then-current conditions in the Tin Mill Products market,

OCC shall notify NSA in writing, not less than fifteen (15) days prior to the First Period or the Second Period, respectively, in each calendar year, of its Production Forecast and proposed prices for sale of Tin Mill Products to NSA to satisfy the Specifications for Tin Mill Products to be sold to Customers during such Period. OCC shall have the right to unilaterally modify its established price list and/or to withdraw any price previously offered to NSA, provided that OCC may not withdraw a price that applies to a specific order as to which a Purchase Order and Order Acknowledgment have been issued. The prices on OCC's established price list or otherwise established in this subsection shall not apply to NSA's requests to purchase Tin Mill Products from OCC as Spot Orders or to sales to Export Customers or to sales of

Secondary OCC Tin Mill Products. However, OCC shall not, without NSA's consent, change prices charged to NSA on annual or multi-year contracts with Customers accepted by OCC.

                  (b) Prices - Spot Orders: Prices for Spot Orders shall be negotiated by OCC and NSA on a case-by-case basis, taking into account the Specifications, the volume and mix of Tin Mill Products, Plant capabilities and then-current conditions in the Tin Mill Products market. If it wishes to quote a price for such spot order, OCC shall notify NSA of the price for each Spot Order, and NSA's receipt of OCC's written notification of such price shall constitute a firm offer by OCC. If the price for such Spot Order is acceptable to NSA, NSA shall submit a Purchase Order to OCC for such Spot Order of Tin Mill Products within seven (7) days after price notification. Spot Order availability is within the sole discretion of OCC.

                  (c) Resale Pricing: NSA has the sole and exclusive right to establish its resale prices in its discretion with respect to all Tin Mill Products and any other products whatsoever purchased from OCC. Except for information provided after conclusion of a Period, as set forth in subsection
(d) below, in no event shall WPSC or OCC request from NSA nor shall NSA disclose to WPSC or OCC the prices at which NSA is selling or offering to sell or considering offering to sell Tin Mill Products to Customers during the current Period. In no event shall WPSC, OCC or NSA directly or indirectly agree upon the prices, including, but not limited to, maximum or minimum prices, or price levels to be charged or offered to Customers by NSA for sale of Tin Mill Products or any other products.

                  (d) Rebates and Adjustments: Within 30 days after the end of each Period, commencing with the Period starting on the Effective Date, NSA shall provide OCC with data sufficient to show NSA's total sales of prime Tin Mill Products and Secondary OCC Tin Mill Products to Customers during the Period and NSA's OCC Aggregate Prime Gross Margin and OCC Aggregate Secondary Gross Margin on Tin Mill Product sales during the Period; provided, that this data shall exclude NSA's sales of Tin Mill Products under Spot Orders or under Toll Coat Orders and NSA's sales to Export Customers. OCC shall have the right, at its sole expense, to verify NSA's data, including on an individual Customer basis, for the sole purpose of confirming the accuracy of NSA's representations of said OCC Aggregate Prime Gross Margin and OCC Aggregate Secondary Gross Margin for such Period, after the Period has concluded. Certain adjustments shall be made between NSA and OCC at the end of each Period, based on NSA's OCC Aggregate Prime Gross Margin and NSA's OCC Aggregate Secondary Gross Margin, as follows:

                  (i) In the event that NSA's OCC Aggregate Prime Gross Margin during the Period was less than three and one-half percent (3.5%), OCC shall rebate to NSA funds sufficient to allow NSA to achieve a 3.5% OCC Aggregate Prime Gross Margin for such Period, provided that the rebate shall not exceed 1.0% of the dollar volume of NSA's sales of prime Tin Mill Products during such Period.

                  (ii) In addition to the provisions in subsection (i) above, at the end of each calendar year, commencing with the report due for the Period ending December 31, 2003, NSA and OCC shall calculate the OCC Aggregate Prime Gross Margin for the preceding calendar year (the "ANNUAL OCC AGGREGATE PRIME MARGIN"). Such calculation of the Annual OCC Aggregate Prime Margin shall include any payments made by OCC to NSA pursuant to subsection (i) above as if they were NSA sales proceeds and shall deduct any payments made by NSA to OCC pursuant to subsection (iii) below from such sales proceeds. In the event that such Annual OCC Aggregate Prime Gross Margin during such calendar year was less than three and one-half percent (3.5%), OCC shall rebate to NSA additional funds sufficient to allow NSA to achieve a 3.5% Annual OCC Aggregate Prime Gross Margin for such calendar year, provided that the rebate shall not exceed 1.0% of the dollar volume of NSA's sales of prime Tin Mill Products during such calendar year.

                  (iii) In the event that NSA's OCC Aggregate Prime Gross Margin during any Period or the Annual OCC Aggregate Prime Margin exceeds 3.5%, NSA shall remit to OCC funds equal to the difference between its actual OCC Aggregate Prime Gross Margin or Annual OCC Aggregate Prime Margin and, respectively, a OCC Aggregate Prime Gross Margin or Annual OCC Aggregate Prime Margin of 3.5%.

                  (iv) In the event that NSA's OCC Aggregate Secondary Gross Margin during the Period was less than one percent (1.0%), OCC shall rebate to NSA funds sufficient to allow NSA to achieve a 1.0% OCC Aggregate Secondary Gross Margin for such Period, provided that the rebate shall not exceed 1.0% of the dollar volume of NSA's sales of Secondary Tin Mill Products during such Period.

                  (v) In addition to the provisions in subsection (iv) above, at the end of each calendar year, commencing with the report due for the Period ending December 31, 2003, NSA and OCC shall calculate the OCC Aggregate Secondary Gross Margin for the preceding calendar year (the "ANNUAL OCC AGGREGATE SECONDARY MARGIN"). Such calculation of the Annual OCC Aggregate Secondary Margin shall include any payments made by OCC to NSA pursuant to subsection (iv) above as if they were NSA sales proceeds and shall deduct any payments made by NSA to OCC pursuant to subsection (vi) below from such sales proceeds. In the event that such Annual OCC Aggregate Secondary Gross Margin during such calendar year was less than one percent (1.0%), OCC shall rebate to NSA additional funds sufficient to allow NSA to achieve a 1.0% Annual OCC Aggregate Secondary Gross Margin for such calendar year, provided that the rebate shall not exceed 1.0% of the dollar volume of NSA's sales of Secondary Tin Mill Products during such calendar year.

                  (vi) In the event that NSA's OCC Aggregate Secondary Gross Margin during any Period or the Annual OCC Aggregate Secondary Margin exceeds 1.0%, NSA shall remit to OCC funds equal to the difference between its actual OCC Aggregate Secondary Gross Margin or Annual OCC Aggregate Secondary Margin and, respectively, a OCC Aggregate Secondary Gross Margin or Annual OCC Aggregate Prime Margin of 1.0%.

                  All amounts payable by the parties pursuant to this sub-section shall be due and payable not more than ten (10) days after
         (i) the submission by NSA to OCC under this section and (ii) verification as provided in this Section, of the OCC Aggregate Prime Gross Margin data and/or OCC Aggregate Secondary Gross Margin data for each Period. Such verification by OCC and payment by OCC shall occur within ten (10) days after NSA's submission to OCC of the data required by Section 2.6(d) of this Agreement. Notwithstanding the foregoing the payment of amounts pursuant to subsections (ii) and (v) shall be made at the same time as payment would be due for the Second Period of the applicable calendar year.

         Notwithstanding the foregoing provisions of this subsection 2.6(d), NSA and OCC may, from time to time, agree upon temporary changes to the Aggregate Prime Gross Margin and/or the Aggregate Secondary Gross Margin for sales of Tin Mill Products to a specified Customer or Customers. Such agreed-upon changes shall be effective for the year or other limited time specified in the agreement and shall supercede the foregoing 3.5% and 1.0% annual and Period margins for sales of prime and secondary Tin Mill Products, respectively, to said Customer or Customers. At the end of the agreed upon time for such changes, the annual and Period margins for prime and secondary sales of Tin Mill Products for said Customer or Customers shall revert to the 3.5% and 1.0% annual and Period margins, respectively, set forth above in this section 2.6(d).

         2.7      Purchase Orders and Order Acknowledgements.

                  (a) The contractual obligation to effect a purchase of specific quantities of Tin Mill Products shall be evidenced by a Purchase Order and an Order Acknowledgment. From time to time, NSA shall submit Purchase Orders to OCC for Tin Mill Products based on its Nominated Quantities (as revised) for the upcoming Period pursuant to Section 2.5 above or on a Spot Order basis pursuant to Section 2.6(b) above. NSA shall only be committed to purchase Nominated Quantities when and as Purchase Orders are issued by NSA and acknowledged by OCC. OCC shall be committed to acknowledge those Purchase Orders from NSA (i) which cover Tin Mill Products which were previously forecasted and nominated for the upcoming Period pursuant to Section 2.5, and (ii) at prices determined by OCC in accordance with Section 2.6(a) above.

                  (b) Upon receipt of a Purchase Order covering a Spot Order from NSA in accordance with Section 2.6(b), OCC shall have 7 days to deliver an Order Acknowledgement to NSA for such order or, in its discretion, to reject such Purchase Order.

                  (c) If OCC delivers any Order Acknowledgement to NSA, OCC shall produce and shall deliver the Tin Mill Products according to the quantities and Specifications in NSA's Purchase Order. OCC shall use reasonable efforts to produce Tin Mill Products within the time limits contained in NSA's Purchase Orders. OCC agrees to be responsible for actual Customer damages against NSA for failure by OCC to produce Tin Mill Products within the time limits specified in NSA Purchase Orders which have been accepted by OCC with an Order Acknowledgement, pursuant to the indemnification provision and accompanying limitations of Section 2.11. In the event of any irreconcilable inconsistency between the terms of said Purchase Order or Order Acknowledgement and this Agreement, the terms of this Agreement shall prevail. NSA's damages against OCC for OCC's failure to produce Tin Mill Products within the time limits in NSA's Purchase Orders which have been accepted by OCC with an Order Acknowledgement shall be limited to those contained in the indemnification provisions in section 2.11 of this Agreement.

         2.8 Payment. After the Effective Date, NSA will pay OCC the purchase price for Tin Mill Products produced for shipment to NSA's Customers 30 days after NSA receives OCC's Invoice. Notwithstanding the foregoing, if OCC offers NSA a prompt payment discount, NSA may, at its sole discretion, accept these payment terms for any portion of the time period offered by OCC and acceptable to NSA. Unless otherwise provided herein or otherwise agreed, in writing, by NSA and OCC, in no event shall payment be reduced by any discount or pricing provided to a customer by NSA for any "prompt payment" or "special cash" discounts.

         2.9 Additional Duties of OCC: OCC will, at no cost to NSA, perform as follows: (a) provide personnel at the Plant and inventory storage locations, to load and to release the product, upon reasonable advance written notice from NSA; (b) account for inventory stored at the Plant or at the WPSC Yorkville facility; (c) schedule the transportation within the Plant and coordinate with NSA's traffic department to assure smooth and timely operation; (d) provide technical support services to NSA and to Customers; (e) provide customer support services to NSA; (f) satisfy reasonable Customer requirements that NSA presents and OCC agrees to in advance, in writing or electronically, such as coil yield guarantees, quality guarantees, etc., communicated to OCC by NSA; (g) not produce products to satisfy Customer orders before normal industry lead times; and (h) pay NSA costs of reasonably unforeseeable legislative increases intended to be borne by the final seller, such as potential increases to property tax rates (premium portion only), which are reasonably unforeseeable at the time of the execution of this Agreement and of which NSA gives OCC reasonable notice upon NSA receiving notice of such cost. NSA and OCC acknowledge that, upon agreement by OCC and NSA in each case, barge load quantities of foreign Substrate will be processed into Tin Mill Products upon their arrival at OCC. OCC shall make a reasonable effort to permit NSA to modify Customer orders within normal lead times for such changes.

         2.10 Storage of Inventory: OCC shall, at no cost to NSA, provide storage for Tin Mill Products purchased by NSA at OCC's Plant and, subject to WPSC's consent by signing this Agreement, at the Yorkville storage facility of WPSC. In the event that additional warehouses around the country are required for storage of Tin Mill Products prior to shipment to Customers, OCC will pay for all costs of transportation to the warehouses and for unloading, storage and reloading for shipment to Customers. NSA will not be responsible for payment of any freight, provided, however, that NSA shall invoice Customers for any freight paid by OCC beyond any agreed "equalization point" and NSA shall reimburse OCC for any such freight costs paid by Customers within 30 days after NSA receives such payment. All freight charges not paid by the Customer shall be paid by OCC. OCC shall have the right, during normal business hours and with reasonable advance notice, to inspect the records of NSA to verify amounts owing or paid by OCC for transportation, freight, storage, loading and unloading, or which are owing or paid by NSA for freight costs, pursuant to this Section. WPSC and OCC covenant and agree to add and maintain NSA as an additional insured on any casualty insurance policies maintained by WPSC and/or OCC to insure the Tin Mill Products stored at WPSC's Yorkville storage facility and OCC's Plant from casualty loss or damage to or loss of NSA's Tin Mill Products stored at such locations and shall deliver current certificates of insurance to NSA evidencing such coverage. NSA acknowledges and agrees that the deductible amount on WPSC's casualty insurance policy for the Yorkville storage facility is $1,000,000 and the deductible on OCC's casualty insurance policy for OCC's Plant is $100,000.00 and

NSA agrees to the amounts of such deductibles and shall bear the risk of loss or damage up to such deductible amounts. WPSC and OCC agree to notify NSA of any change in said deductible amounts and to provide current certificates of insurance evidencing such coverage upon expiration or renewal of such policies. Notwithstanding the foregoing, neither OCC nor WPSC shall have any liability for any casualty, damage or loss to NSA Tin Plate Inventory which is proximately caused by the actions of NSA.

                  2.11     INDEMNIFICATION

                  (a) Products Indemnification By OCC: Except as expressly limited by this Agreement, OCC hereby covenants and agrees to indemnify and to hold NSA (and any subsidiary or affiliate corporation to which NSA has assigned its rights and obligations under and pursuant to this Agreement) harmless from any and all claims, suits, obligations, liabilities, and damages, including reasonable counsel's fees, based upon, arising out of, or resulting from: (a) any products liability claim allegedly caused by any Tin Mill Products manufactured by OCC and sold by NSA during the term of this Agreement; or (b) failure of Tin Mill Products to conform to the Specifications for such products accepted by OCC with an Order Acknowledgement. Except as otherwise expressly limited by this Agreement, OCC hereby further covenants and agrees to indemnify and to hold NSA (and any subsidiary or affiliate corporation to which NSA has assigned its rights and obligations under and pursuant to this Agreement) harmless from any claims by Customers (including, without limitation, cancellation by Customers of orders for Tin Mill Products purchased by NSA) only that are the direct and proximate result of OCC's failure to produce and/or to deliver Tin Mill Products within time limits specified in NSA Purchase Orders and accepted by OCC in an Order Acknowledgement. Under no circumstances shall NSA be permitted to make any claim for damages or indemnification based upon additional NSA working capital costs. The indemnification in this section shall be NSA's sole and exclusive remedy against, and the full extent of the damages payable by, OCC for failure to produce and deliver Tin Mill Products within time limits specified in NSA Purchase Orders. In no event will OCC be required to indemnify and hold NSA harmless where said claims, suits, obligations, liabilities and damages are based upon, arise out of, or result from the negligent, gross negligent or erroneous willful acts or omissions of

NSA, including but not limited to, instances where NSA may submit inaccurate, incomplete or missing Specifications or order terms.

                  (b) General Indemnification by OCC: Except as expressly limited by this Agreement, OCC, and its agents, successors and assigns, hereby covenant and agree to indemnify, defend and hold NSA (and any subsidiary or affiliate corporation to which NSA has assigned its rights and obligations under and pursuant to this Agreement), and their officers, directors, employees, agents, affiliates, successors and assigns, harmless from any and all claims, suits, obligations, liabilities, and damages, including reasonable counsel's fees, based upon, arising out of, or resulting from the negligence, gross negligence, recklessness or willful misconduct of OCC.

                  (c) Indemnification by NSA: Except as expressly limited by this Agreement, NSA, its agents, its successors and assigns, hereby covenant and agree to indemnify, defend and hold OCC and WPSC (and any subsidiary or affiliate corporation to which OCC or WPSC has assigned its rights and obligations under and pursuant to this Agreement), and their officers, directors, employees, agents, affiliates, successors and assigns, harmless from any and all claims, suits, obligations, liabilities, and damages, including reasonable counsel's fees, based upon, arising out of, or resulting from the negligence, gross negligence, recklessness or willful misconduct of NSA.

                  (d) Intellectual Property Indemnification by NSA: Except as expressly limited in this Agreement, NSA hereby covenants and agrees to indemnify, defend and hold OCC (and any subsidiary or affiliate corporation to which OCC has assigned its rights and obligations under this Agreement) harmless from any and all claims, suits, obligations, liabilities and damages, including reasonable counsel's fees, based upon, arising out of, or resulting from the breach by NSA of its obligations under Section 10 of this Agreement.

                  (e) Notification and Defense: In case any action, suit or proceeding shall be commenced or any claim shall be made against either party (or a valid assignee) for which such party shall be entitled to indemnity from any other party pursuant to any provision of this Agreement, the party entitled to defense and/or indemnity must notify the indemnifying party of the commencement or making thereof within thirty (30) days thereafter. The indemnifying party shall be entitled to select counsel and control the defense. The party entitled to defense and/or indemnity shall be entitled, to the extent that it wishes, to participate in the defense thereof at its sole expense.

         3.       TERM

                  (a) This Agreement shall become effective on the Effective Date and shall continue through December 31, 2005 (referred to herein as the "INITIAL TERM"), unless extended as provided herein or earlier terminated as provided in Section 4 below. If neither party notifies the other of its intent to terminate this Agreement at the end of the Initial Term, or at the end of any extension thereof, on or before the first day of August prior to the end of the then current term, the term of this Agreement shall be extended for an additional one (1) year period. If such written notice is timely given by either party, this Agreement shall terminate at the end of the then current term. Such termination of this Agreement shall not affect the obligations of the parties pursuant to orders accepted prior to such termination or any continuing duties and obligations of the parties relating to any prior orders or sales of Tin Mill Products to satisfy NSA Customer orders.

         4.       TERMINATION

                  (a) This Agreement may be (but is not necessarily required to be) terminated:

                  (i) by NSA immediately upon notice to OCC if OCC is merged or consolidated into another entity, if its assets are sold or foreclosed upon by OCC's lender or if a majority of the common stock of OCC is transferred, in any way, whether directly or indirectly, to another party;

                  (ii) by NSA if OCC fails to produce and/or to deliver sufficient quantities of Tin Mill Products in accordance with Specifications of Customer Orders to satisfy NSA orders accepted by OCC and, as a consequence thereof, Customers cancel a material portion of their orders or refuse to submit further orders to NSA for Tin Mill Products;

                  (iii) by OCC, if NSA fails to submit orders to WPSC for sales of at least 42% of any year's Annual Prime Production of OCC Tin Mill Products, provided that such failure does not result principally from the failure of OCC to perform in accordance with the terms of this Agreement or pursuant to Purchase Orders accepted by OCC.

                  (b) This Agreement may be terminated by NSA upon delivery of ten (10) days prior written notice to OCC if (i) OCC authorizes or agrees to the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, corporate, receivership or other similar law now or hereafter in effect authorizing the reorganization or liquidation of such party or its debt or the appointment of a trustee, receiver, liquidator, custodian or other similar official over OCC or any substantial part of OCC's property, (ii) WPSC's pending Chapter 11 bankruptcy case is converted to a case under Chapter 7 of the United States Bankruptcy Code; (iii) a plan of reorganization of WPSC providing for the sale of all or substantially all of WPSC's assets is confirmed in WPSC's pending Chapter 11 bankruptcy case, upon entry of the Bankruptcy Court order approving such confirmation; (iv) the Bankruptcy Court enters an order in WPSC's pending bankruptcy case approving the sale of all or substantially all of WPSC's assets; (v) a trustee or an examiner with expanded powers is appointed in WPSC's pending Chapter 11 bankruptcy case; (vi) after a reorganization plan is confirmed in WPSC's pending bankruptcy case, WPSC thereafter authorizes or agrees to the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, corporate, receivership or other similar law now or hereafter in effect authorizing the reorganization or liquidation of such party or its debt or the appointment of a trustee, receiver, liquidator, custodian or other similar official over WPSC or any substantial part of WPSC's property, (vii) OCC makes a general assignment for the benefit of its creditors,
(viii) OCC fails generally to pay its debts as they become due, or (ix) OCC has an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect and such involuntary case or other proceeding is not dismissed or stayed within 60 days.

                  (c) This Agreement may be terminated by OCC upon delivery of ten (10) days prior written notice to NSA if NSA (i) authorizes or agrees to the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, corporate, receivership or other similar law now or hereafter in effect authorizing the reorganization or liquidation of such party or its debt or the appointment of a trustee, receiver, liquidator, custodian or other similar official over NSA or any substantial part of NSA's property, (ii) makes a general assignment for the benefit of its creditors, (iii) fails generally to pay its debts as they become due, or (iv) has an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect and such involuntary case or other proceeding is not dismissed or stayed within 60 days.

         5. RIGHT TO PURCHASE AND SELL TIN MILL PRODUCTS; ADDITIONAL SALES ACTIVITIES BY OCC:

                  (a) Nothing contained herein shall be deemed to prohibit NSA from purchasing and reselling tin mill products from third parties for sale to its Customers.

                  (b) NSA understands and agrees that OCC may enter into distribution agreements with WPSC and/or with other parties for sale of the remaining production of prime OCC Tin Mill Products to customers other than the Customers. However, neither WPSC nor OCC shall directly or indirectly solicit sales of Tin Mill Products to any Customers or permit any distributor or sales representative to solicit sales of Tin Mill Products to any Customers. OCC shall not disclose to any customer, distributor or sales agent, to Customers, or to any other parties, the prices charged to or paid by NSA for purchase of Tin Mill Products from OCC;

                  (c) NSA shall only solicit sales of Tin Mill Products to Customers and Export Customers.

                  (d) OCC may, in its sole discretion, assign new customers to NSA or to other distributors or sales representatives. New customers assigned to NSA shall become "Customers" as if set forth on EXHIBIT A attached hereto.

                  (e) OCC agrees that it shall submit inquiries to NSA to purchase black plate from foreign sources and shall give NSA a reasonable opportunity to submit bids to sell such foreign black plate to OCC, but OCC retains the sole discretion to select the source(s) of the black plate it chooses to purchase and the terms of any such purchases.

                  (f) OCC may reassign Customers to other distributors or sales agents, if a Customer is reasonably dissatisfied with NSA and refuses to submit orders as the result of the Customer's reasonable dissatisfaction with NSA. Upon reassignment, such customer shall no longer be a Customer of NSA for any future orders. OCC shall not reassign such Customer until it has given NSA reasonable advance written notice of the Customer's dissatisfaction, an opportunity to contest the Customer's reasonable dissatisfaction and a reasonable opportunity to cure. The following shall not constitute grounds for reasonable dissatisfaction by a Customer or for reassigning a Customer to another distributor or sales agent: (i) reasonable refusal of NSA to provide a Customer with sufficient credit to purchase as much Tin Plate Products as it desires; or (ii) refusal of NSA to provide payment terms to such Customers in excess of 30 days; or (iii) any dissatisfaction resulting principally from the failure of OCC to perform in accordance with the terms of this Agreement.

                  (g) Notwithstanding the foregoing, OCC may reassign Customers to other distributors or to itself even if a Customer is not dissatisfied with NSA, in the event:

                  (i) the Customer: (a) places orders with NSA for Tin Mill Products in any year less than 75% of the Nominated Quantities by NSA for said Customer for such year; or
                           (b) places orders with NSA for Tin Mill Products for less than 75% of the quantity of Tin Mill Products ordered by the Customer during the prior calendar year; and

                  (ii) the reason for the Customer not ordering OCC Tin Mill Products is not due, in whole or in substantial part, to one or more of the following:

                           (1) OCC's price being higher than the price that NSA could obtain from another manufacturer or distributor;

                           (2) failure of OCC after a reasonable time to provide satisfactory technical assistance or customer service to the Customer despite reasonable requests by the Customer and NSA;

                           (3)      failure by OCC, or the Customer's
                                    anticipation of OCC's failure, to produce
                                    Tin Mill Products in accordance with the Specifications or within the time limits in accepted Purchase Orders;

                           (4) the Customer's reasonable anticipation of non-performance or late performance by OCC due to the insolvency or anticipated bankruptcy of OCC or the reorganization, sale, liquidation or ceasing to do business in the ordinary course by OCC; or

                           (5) the solicitation or offer to Customers for the sale of OCC Tin Mill Products directly by OCC or by any other distributor of OCC Tin Mill Products to such Customers prior to complying with the provisions of this subsection 5(g).

                           (6) other causes not within the reasonable control of NSA.

         6.       WARRANTIES; DISCLAIMER OF WARRANTIES

         OCC WARRANTS THAT: (A) THE TIN MILL PRODUCTS SOLD TO NSA SHALL CONFORM TO THE SPECIFICATIONS AND QUANTITIES CONTAINED IN THE NSA PURCHASE ORDER AND ACCEPTED BY OCC WITH AN ORDER ACKNOWLEDGEMENT; AND (B) OCC HAS FULL AUTHORITY TO GRANT TO NSA THE EXCLUSIVE DISTRIBUTORSHIP RIGHTS TO CUSTOMERS SET FORTH IN THIS AGREEMENT. OCC DOES NOT MAKE, AND SHALL NOT BE DEEMED TO MAKE, ANY OTHER WARRANTIES EITHER EXPRESS OR IMPLIED, WITH REGARD TO THE TIN MILL PRODUCTS SOLD UNDER THIS AGREEMENT, AND OCC HEREBY EXPRESSLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ALL TIN MILL PRODUCTS SOLD TO NSA.

         7.       TERMINATION OF WPSC DISTRIBUTION AGREEMENT AND TRANSITION:

                  (a) TERMINATION OF WPSC DISTRIBUTION AGREEMENT: Subject to the conditions set forth in this Agreement, WPSC and NSA agree that the Distribution Agreement between NSA and WPSC dated as of April 1, 2001 (the "WPSC DISTRIBUTION AGREEMENT") shall terminate with respect to the obligations of the parties to solicit orders for and to sell Tin Mill Products to Customers on and after the Effective Date (referred to herein as the "NEW ORDERS"). The terms and provisions of this Agreement between NSA and OCC shall govern all New Orders. All orders for Tin Mill Products submitted to and accepted by WPSC prior to the Effective Date which are not New Orders shall continue to be governed by the terms and provisions of the WPSC Distribution Agreement, which will remain in effect between the parties with respect to such orders. Notwithstanding the foregoing, after the Effective Date NSA shall submit all Customer claims relating to Tin Mill Products sold by NSA under the WPSC Distribution Agreement directly to OCC and OCC shall accept, investigate and pay any proper claims as if the orders for such products had been solicited by NSA pursuant to this Agreement.

                  (b) TERMINATION OF REBATES AND ADJUSTMENTS FOR PRIME AND SECONDARY TIN MILL PRODUCTS: Notwithstanding the provisions of section 2.6(d) of the WPSC Distribution Agreement, NSA and WPSC agree that the end of the Second Period on December 31, 2002 (the "FINAL WPSC PERIOD") shall be the final period for reporting and adjustment of the Period and annual gross margins for sales of primary and secondary Tin Mill Products under section 2.6(d) of the WPSC Distribution Agreement. NSA shall provide the information to WPSC for the Final WPSC Period, and WPSC shall either pay to NSA or NSA shall pay to WPSC any adjustments required under section 2.6(d) of the WPSC Distribution Agreement for the Final WPSC Period, within the time periods set forth in said section.

                  (c) WPSC CONSENT AND AMENDMENT OF OCC SOLE DISTRIBUTORSHIP AGREEMENT: WPSC hereby acknowledges and consents to the terms of this Agreement and agrees that the Distribution Agreement between OCC and WPSC providing for WPSC to be the sole distributor of OCC Tin Mill Products shall be, and hereby is, modified to permit OCC to comply with the terms and provisions of this

Agreement with NSA. The Distribution Agreement between WPSC and OCC shall otherwise remain in full force and effect unless modified by WPSC and OCC in a written agreement.

         8. SALE OF SUBSTRATE BY NSA TO OCC: NSA shall not be required to sell Substrate to OCC without adequate security for payment or performance by OCC of its obligations to NSA. OCC agrees to consider NSA as a supplier of Substrate and shall permit NSA a fair opportunity to compete, in OCC's sole discretion, for, the business of selling Substrate to OCC.

         9.       CONFIDENTIALITY

         Each party hereby agrees that all confidential proprietary information of the other parties, including, but not limited to, customer lists, customer inquiries and customer specifications for Tin Mill Products, marked or held and used by such parties as confidential("CONFIDENTIAL INFORMATION") shall be considered confidential, and shall be held in strict confidence and shall not, without the prior written consent of the other party, be made available or disclosed to any third party (including, without limitation, any other distributors of Tin Mill Products produced by OCC) or be used by the other party other than as contemplated hereunder. Moreover, each party hereby agrees to restrict dissemination of Confidential Information to only those persons in its organization who are directly involved in the performance of its obligations under this Agreement. Notwithstanding the foregoing, neither party shall have any obligation to the other regarding the disclosure of information which is, or becomes, generally known to the public without breach of the terms of this Agreement, or for any disclosure of Confidential Information which is required by court order or by order of any governmental or administrative tribunal having jurisdiction over the parties hereto; provided that the disclosing party shall provide the non-disclosing party with prompt written notice of. such required disclosure and shall take reasonable steps to allow the non-disclosing party to seek a protective order with respect to the confidentiality of the information required to be disclosed. The disclosing party shall promptly cooperate with and assist the non-disclosing party in connection with obtaining such protective order. The parties hereto each understand and agree that disclosure of Confidential Information may cause irreparable harm to the other party. This provision shall survive the termination of this Agreement for any reason.

         10.      TRADEMARKS

         Except for the rights granted to NSA in this Agreement to market and to sell OCC Tin Mill Products bearing the Trademarks of OCC, nothing herein contained shall give NSA any right, title or interest in any patent, trademark, copyright or other intellectual property of WPSC or OCC. In connection with its resale of Tin Mill Products purchased from OCC, NSA shall use only the Trademarks of OCC specified in EXHIBIT B, provided that (a) NSA acknowledges that OCC shall retain at all times during this Agreement all right, title, interest and goodwill in and to the Trademarks and (b) NSA shall not use or display the Trademarks in any way which would impugn the integrity of OCC; and
(c) NSA shall not at any time do or permit any act to be done which may impair the rights of OCC in its Trademarks, including, but not limited to, registering or attempting to register the Trademarks or any mark that is substantially similar to the Trademarks. OCC reserves the right to monitor NSA's usage of the Trademarks and require reasonable modification to or of such usage. NSA shall promptly notify OCC in writing in the event NSA learns of any alleged infringement of the Trademarks by any third party and, if requested by OCC, NSA shall assist OCC promptly, in taking all such reasonable steps as OCC may consider desirable for the protection of the rights concerned. Any recovery which may be made in enforcing such rights shall be for the account of OCC.

         11.      LIMITATION ON LIABILITY

         NO PARTY SHALL BE LIABLE TO ANY OTHER, OR TO ANY THIRD PARTIES (SUCH AS CUSTOMERS), EITHER DIRECTLY OR INDIRECTLY, FOR ANY LOST PROFITS OR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR INCIDENTAL DAMAGES, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING FROM OR RELATING TO THIS AGREEMENT.

         12.      INDEPENDENT CONTRACTORS

         The parties hereto hereby acknowledge that each party is an independent contractor and nothing contained herein shall be construed to place the parties in the relationship of partners or joint venturers, except as may be explicitly or expressly provided herein.

         13.      ARBITRATION

         Any controversy or dispute arising under or in connection with any terms or provisions of this Agreement with respect to the performance or breach of this Agreement or in connection with any sales consummated pursuant to this Agreement, and whether arising at law, in equity, and/or under any theory of law or any statute, which cannot be settled amicably shall be submitted to arbitration to be held in Pittsburgh, PA, administered by the American Arbitration Association under its Commercial Arbitration Rules. The arbitration shall, to the greatest extent possible, continue on consecutive business days and on a full-time basis until the matter is concluded. The decision of the arbitration tribunal shall be final and conclusive and binding upon the parties hereto, and judgment upon the arbitration award may be entered by either party and enforced in any court having jurisdiction.

         14.      MISCELLANEOUS

         14.1 Conditions of Obligations: As conditions to any obligation of NSA or OCC to enter into the proposed transactions, the following conditions shall be satisfied or waived, as well as any conditions in other sections of this Agreement:

         (a) Bankruptcy Court Approval: The approval by the United States Bankruptcy Court in which WPSC's Chapter 11 bankruptcy case is pending of: (i) the execution of this Agreement by WPSC; (ii) the execution by the stockholders of OCC of the amendment to the Close Corporation and Shareholders' Agreement described in subsection (c) of this section 14.1; (iii) the termination of the Distribution Agreement between WPSC and NSA dated April 1, 2001; and (iv) the modification of the Distribution Agreement between WPSC and OCC pursuant to Section 7(c) of this Agreement.

         (b)      Secured Creditor Approval and Intercreditor Agreements:
                  Approval by all parties having a security interest in OCC's accounts and inventory to: (a) the terms and provisions in this Agreement and the performance by OCC under this Agreement; and (b) the sale to NSA of Tin Mill Products, for resale to Customers, free and clear of the security interest of such parties.

         (c) Stockholders Agreement: An amendment to the Close Corporation and Shareholders' Agreement shall be executed by OCC and its stock holders to appropriately reflect the modification of the arrangement and agreements between and among WPSC, NSA and OCC.

         (d) OCC and WPSC Approval and Execution: The execution by OCC and WPSC, and the approval by the Board of Directors for OCC and WPSC of the acknowledgements, terms and provisions relating to OCC and WPSC in this Agreement.

         (e) Documentation: The transaction documents referenced in this Section shall be evidenced by agreements, acceptable in all respects to the parties and their counsel.

         (f) Approval of NSA Board of Directors: Approval by the Board of Directors of NSA of the final form of this Agreement and the business transactions and documents contemplated herein and execution by NSA of this Agreement:

         14.2 Amendments. No change, alteration, modification, or addition to this Agreement shall be effective unless reduced to writing and properly executed by each of the parties.

         14.3 Assignment. Except as otherwise expressly provided in this Agreement or in the United States Bankruptcy Code, this Agreement may not be assigned or otherwise transferred by either party hereto without the prior written consent of the other, which consent shall not unreasonably be withheld.

         14.4 Entire Agreement. Subject to the terms and conditions of the agreements contemplated in Section 14.1 hereof, this Agreement and any Purchase Orders, Order Acknowledgements and Invoices submitted pursuant hereto constitute the entire agreement between the parties, except for supplementary letter agreements between and among NSA, WPSC and/or OCC relating to transition matters, purchase of inventory or other matters. In the event that there is a conflict between this Agreement, on the one hand, and a Purchase Order or an Order Acknowledgement, on the other hand, the terms of this Agreement shall take precedence. The parties acknowledge and agree that none of them has made any representation with respect to the subject matter of this Agreement or any representations inducing the execution and delivery hereof, except as specifically set forth herein and each of the parties acknowledges that it has relied on its own judgment in entering into the same.

         14.5 Descriptive Headings. The descriptive headings of the several sections and subsections of this Agreement are used for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         14.6 Waiver. The failure of any party at any time to require performance by the other party of any provision hereof shall in no way affect the right to require such performance at any time thereafter, nor shall the waiver by any party of a breach of any provision hereof be a waiver of any succeeding breach of such provision or be a waiver of the provision itself. No waiver shall be effective unless in writing signed by all parties hereto.

         14.7 Notice. Any and all notices or communications required or desired to be given in connection with this Agreement shall be in writing and shall be transmitted to the applicable party either by hand delivery, mail, return receipt requested, or by telecopy) addressed as follows:

      If to NSA:                          If to WPSC:

      President                           President and/or General Counsel
      Nippon Steel Trading America, Inc.  Wheeling-Pittsburgh Steel Corporation
      Suite 1860, Citicorp Center         1134 Market Street
      725 South Figueroa Street           Wheeling, WV 26003
      Los Angeles, CA 90017               FAX #: (304) 234-2555
      FAX #: (213) 688-7579

      If to OCC:

      President
      Ohio Coatings Company
      2100 Tin Plate Place
      Yorkville, OH 43971
      FAX #: (740) 859-5519

or to any party at any other address as it notifies the other in writing under the provisions of this Section. A notice sent by certified mail or courier shall be deemed to have been given upon the signing of the notice of receipt or refusal after such notice has been mailed/sent to the notice address of the recipient.

         14.8 Effective Date of Notices. Any notice given under this Agreement shall be effective, if sent by mail, telecopy, telegram or telex, upon receipt, and if delivered by personal delivery, upon the date of such delivery, or in the case of either such method of transmittal, as such times as delivery is refused by the addressee upon presentation.

         14.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to its conflict of laws rules.

         14.10 Severability. If any provision of this Agreement shall be held or made invalid or unenforceable for any reason, such invalidity shall not affect the remainder of this Agreement and the parties hereto will use their respective best efforts to substitute in the place of such invalid or unenforceable provision a valid and enforceable provision of like force, effect and economic intent.

         14.11. Binding Effect. The terms and provisions of this Agreement shall bind and inure to the benefit of and be enforceable by the parties, their successors and assigns.

         14.12 Counterparts. This Agreement may be executed in several counterparts, by the different parties hereto on separate counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same Agreement.

         15. Limited WPSC Agreement. WPSC shall be a party to this Agreement as to Sections 2.6(c), 2.10, 5(b), 7, and 12 through 14 only, including any definitions pertaining thereto, and shall not be a party to any other Sections of this Agreement.

         IN WITNESS WHEREOF, authorized representatives of the parties hereto have caused this Agreement to be executed as of the date first noted above.

                               OHIO COATINGS COMPANY

                               By /s/ Kris E. McGee
                                  ---------------------------------
                               Name: Kris E. McGee
                               Title: President & CEO
                               Date Signed: 2/10/03

                               NIPPON STEEL TRADING AMERICA, INC.
                               [formerly known as Nittetsu Shoji America, Inc.]

                               By /s/ Susumu Tadenuma
                                  ---------------------------------
                               Name: Susumu Tadenuma
                               Title: President
                               Date Signed: February 6, 2003

                               WHEELING-PITTSBURGH STEEL CORPORATION

                               By /s/ John Testa
                                  ---------------------------------
                               Name: John Testa
                               Title: Vice President
                               Date Signed: 2/10/03

APPROVED AS TO FORM PURSUANT TO THE SIXTH AMENDMENT TO CLOSE CORPORATION AND SHAREHOLDERS' AGREEMENT BETWEEN DONG YANG TINPLATE AMERICA CORP., NIPPON STEEL TRADING AMERICA, INC. (formerly known as NITTETSU SHOJI AMERICA, INC.), WHEELING PITTSBURGH CORPORATION AND OHIO COATINGS COMPANY DATED as of January 1, 2003.

                               WHEELING-PITTSBURGH CORPORATION.

                               By /s/ John Testa
                               ------------------------------------
                               Name: John Testa
                               Title: Vice President

                               DONG YANG AMERICA CORPORATION

                               By /s/ Sung R. Sohn
                               ------------------------------------
                               Name: Sung R. Sohn
                               Title: Authorized Agent

                                    EXHIBIT A

NSA CUSTOMERS

ArbonBall Corp. Purchasing Alliance*
BWay Corporation
Can Corporation
Cargill
G&S
J. L. Clark
H. J. Heinz/Impress
NAMASCO
Penn-Wheeling Closures
Silgan Container Corp.
Titan Industries
T.P.I.
Seneca Foods
Zapata North American Closures
South Texas Can
Sexton Can
Reynolds
Van Can

Export Customers (12/1 - 8/31)

Secondary for NSA Customers - (Entered During Designated 2 Week Period)

NOTE:

                  Secondary for NSA Customers at the Discretion of WPSC after designated 2 week period

                  Export Customers 9/1 - 11/30 at the Discretion of WPSC

                  *Ball Corp. "Purchasing Alliance" assumes 70% of plant production being nominated and orders for such production being obtained by NSA per Clause 2.3.a. in that year.

                                    EXHIBIT B

                                 OCC TRADEMARKS

                                    [graphic]

                                    EXHIBIT C

                             TIN MILL PRODUCT RANGES

                              [OHIO COATINGS LOGO]

------------------------------------------------------------------------------------------------
                                     PRODUCT CAPABILITY MATRIX
------------------------------------------------------------------------------------------------
                                                            Minimum             Maximum
------------------------------------------------------------------------------------------------
  COIL DIAMETER (at exit)                 (inches)                                  70
------------------------------------------------------------------------------------------------
                                        (millimeters)                             1778
------------------------------------------------------------------------------------------------
      COIL WIDTH                          (Inches)             20                   40
------------------------------------------------------------------------------------------------
                                        (millimeters)         508                 1016
------------------------------------------------------------------------------------------------
         GAUGE                            (inches)          0.006                0.025
------------------------------------------------------------------------------------------------
                                        (millimeters)        0.15                 0.64
------------------------------------------------------------------------------------------------
MAXIMUM COIL WEIGHT                       (entry)                          40000 lbs. (18144 kg)
------------------------------------------------------------------------------------------------
                                          (exit)                           40000 lbs. (18144 kg)
------------------------------------------------------------------------------------------------
    COATING WEIGHT                        (lb/BB)            0.05                 1.00
------------------------------------------------------------------------------------------------
CHEMICAL TREATMENT                                           SDCD                 CDC5
------------------------------------------------------------------------------------------------
  ATBC SURFACE OILING                     (g/BB)             0.10                 0.60
------------------------------------------------------------------------------------------------

                                                                  Execution Copy

                    AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT

                           AND STOCKHOLDERS' AGREEMENT

         AMENDMENT NO. 1, dated as of March __, 2003 (the "AMENDMENT"), to the Distribution Agreement, dated as of January 1, 2003 (as amended hereby, the "AGREEMENT"), between OHIO COATINGS COMPANY, a corporation existing under the laws of Ohio (referred to herein as "OCC") and NIPPON STEEL TRADING AMERICA, INC. (also known as Nittetsu Shoji America, Inc.), a corporation organized under the laws of the State of California (referred to herein as "NSA") and, as expressly limited by Paragraph 15 of the Agreement, WHEELING-PITTSBURGH STEEL CORPORATION, organized and existing under the laws of the State of Delaware (referred to herein as ' WPSC").

                              W I T N E S S E T H:

         WHEREAS, OCC is engaged in the business of manufacturing for resale of "Tin Mill Products" (as that term is defined in the Agreement);

         WHEREAS, OCC is in the process of refinancing its borrowed money debt and Bank of America, OCC's proposed new lender, asked that OCC's distribution arrangements be revised;

         WHEREAS, OCC, WPSC and NSA executed the Agreement in order to revise distribution arrangements to conform with the Bank of America requests;

         WHEREAS, certain conditions to the transactions under the Agreement have not been met; WHEREAS, the Bank of America financing has not closed; and

         WHEREAS, the parties hereto have agreed to amend certain provisions of the Agreement in light of the foregoing and to effectuate their original intent,

         NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereby agree as follows:

         1. DEFINITIONS. The definition of "Effective Date" in Section 1.2 of the Agreement is hereby amended by replacing the date "March 1, 2003" with "the first business day immediately following written notification to NSA of the consummation of a refinancing of OCC's borrowed money debt on terms and conditions satisfactory to OCC and WPSC; provided, however, that if no such notice has been delivered to NSA prior to January 1, 2005, and if the WPSC Distribution Agreement has not been extended through December 31, 2005, then the Agreement shall take effect on January 1, 2005".

         2. AMENDMENT TO SECTION 7(a). Section 7(a) is hereby amended by inserting after the first sentence thereof the sentence "The WPSC Distribution Agreement shall remain unchanged and in full force and effect prior to the Effective Date."

         3. AMENDMENT TO SECTION 7(c). Section 7(c) is hereby amended by adding to the end thereof the sentence "Notwithstanding the foregoing, the Distribution Agreement between WPSC and OCC shall remain unchanged and in full force and effect prior to the Effective Date."

         4. DELAY IN EFFECTIVENESS OF SIXTH AMENDMENT TO SHAREHOLDERS' AGREEMENT. By signing below, OCC, NSA, Wheeling-Pittsburgh Corporation ("WPC") and Dong Yang Tinplate America Corp. (`DYT") hereby consent to the terms and provisions of this Amendment and agree that the terms and provisions of the Sixth Amendment to Close Corporation and Shareholders' Agreement between and among said parties dated as of January 1, 2003 (the "SIXTH SHAREHOLDERS' AMENDMENT"), shall be effective only upon the "Effective Date" as that term is defined in the Agreement as amended by this Amendment.

         5. IMPLEMENTATION: WPSC, NSA and OCC hereby acknowledge and agree that any and all invoices for Tin Mill Products sent by OCC to NSA purportedly pursuant to the Agreement shall be treated as though they had been sent by WPSC, and any payments for such Tin Mill Products made by NSA to OCC shall be treated as though they had been made to WPSC. The WPSC Distribution Agreement shall govern all other orders for OCC Tin Mill Products until the "Effective Date" set forth in the Agreement as amended by this Amendment.

         6. EFFECT ON AGREEMENT. Except as expressly provided herein, the Agreement and the Sixth Shareholders' Amendment shall remain unchanged and in full force and effect, and capitalized terms used but not defined herein shall have the meanings specified in the Agreement.

         7. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and subsections of this Amendment are used for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         8. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to its conflict of laws rules.

         9. SEVERABILITY. If any provision of this Amendment shall be held or made invalid or unenforceable for any reason, such invalidity shall not affect the remainder of this Amendment and the parties hereto will use their respective best efforts to substitute in the place of such invalid or unenforceable provision a valid and enforceable provision of like force, effect and economic intent.

         10. BINDING EFFECT. The terms and provisions of this Amendment shall bind and inure to the benefit of and be enforceable by the parties, their successors and assigns.

         11. COUNTERPARTS. This Amendment may be executed in several counterparts, by the different parties hereto on separate counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same Amendment.

         12. AUTHORITY: WPSC hereby warrants and represents to NSA that WPSC and WPC are executing this Amendment in the ordinary course of the conduct of its business and that approval of the Bankruptcy Court of the execution of this Amendment by WPSC and/or by WPC is not required.

         IN WITNESS WHEREOF, authorized representatives of the parties hereto have caused this Amendment to be executed as of the date first noted above.

WHEELING-PITTSBURGH STEEL                   OHIO COATINGS COMPANY
CORPORATION

By /s/ Paul J. Mooney                       By /s/ Kris E. McGee
   ---------------------------------           ---------------------------------
     Name: Paul J. Mooney                      Name: Kris E. McGee
     Title: Executive V.P. & CFO               Title: President & CEO
     Date Signed: March 20, 2003               Date Signed: March 19, 2003

DONG YANG AMERICA                              NIPPON STEEL TRADING CORPORATION
                                               AMERICA, INC.
                                               [formerly known as Nittetsu Shoji
                                               America, Inc.]

By /s/ Sung R. Sohn                         By /s/ Susumu Tadenuma
   --------------------------------            ---------------------------------
     Name: Sung R. Sohn                        Name: Susumu Tadenuma
     Title: Authorized Agent                   Title: President & CEO
     Date Signed: March 19, 2003               Date Signed: March 19, 2003

WHEELING-PITTSBURGH
CORPORATION

By /s/ Paul J. Mooney
   ---------------------------------
     Name: Paul J. Mooney
     Title: Executive V.P. & CFO
     Date Signed: March 20, 2003